LOAN AGREEMENT

REDUCING REVOLVING CREDIT FACILITY IN
THE EQUIVALENT AMOUNT UP TO

NOK 800,000,000.-

BETWEEN

TRICO SHIPPING AS
(AS BORROWER)

and

NEDSHIP BANK N.V.
acting through its Norwegian branch
NEDSHIP BANK (NORDIC)
NORDEA BANK NORGE ASA
DEN NORSKE BANK ASA
(AS BANKS)

AND

DEN NORSKE BANK ASA
(AS ANGENT)

Wikborg, Rein & Co
Olav Kyrresgt. 11
5014 Bergen
Norway
Telefax 47 55 21 52 03
Telephone 47 55 21 52 00
(draft iv)

SCHEDULES

1     FORM OF DRAWDOWN NOTICE
2     CONDITION PRECEDENT DOCUMENTS
3     LIST OF VESSELS
4     LIST OF BANKS AND COMMITMENTS
5     FORM OF COMPLIANCE CERTIFICATE
6     FORM OF TRANSFER CERTIFICATE

This Loan Agreement is made the 24 April 2002.

BETWEEN

1)	TRICO SHIPPING AS
(Organisation no 976 854 020)
P.O.Box 85
6099 Fosnavåg
(hereinafter called the "Borrower").

2)	THE BANKS AND FINANCIAL INSTITUTIONS
which names and addresses are listed in Schedule 4 hereto.

3)	DEN NORSKE BANK ASA
P.O. Box 7100
5020 Bergen
Norway
Telephone No. +47 55 21 10 00
Telefax No. +47 55 21 19 24
(as "Agent")

WHEREAS
(A)

Pursuant to a loan agreement dated 23 June 1998 as amended latest by a second supplemental agreement dated 15 March 2001 and made between the Borrower, the Banks and the Agent, the Banks made available to the Borrower a reducing revolving credit facility in the equivalent amount of NOK 650,000,000.-.

(B)	The Borrower has requested the Banks to amend, restate and expand the facility, and the Banks have consented to the Borrower's request subject to that this Agreement is entered into.

1.         PURPOSE AND THE BANKS' COMMITMENT

1.01.     Purpose

This Agreement sets out the terms and conditions upon and subject to which each Bank (as defined below) will continue to make available to the Borrower a secured reducing revolving credit facility up to the aggregate maximum principal amount not exceeding its commitment as specified in Schedule 4 of this Agreement for general corporate purposes.

1.02.     Revolving basis

During the Commitment Period the Borrower may utilise the Facility up to the Facility Amount on a revolving basis so that any amounts repaid and/or prepaid may be redrawn by the Borrower subject to the terms and conditions of this Agreement.

1.03.     Nature of Banks' obligations

The obligations of each Bank under this Agreement are several. Failure of a Bank to carry out its obligations hereunder shall not relieve any other Bank, the Agent or the Borrower or any of its respective obligations hereunder. No Bank shall be responsible for the obligations of any other Bank or the Agent hereunder.

NOW IT IS HEREBY AGREED AS FOLLOWS:

2.     DEFINITIONS

In this Agreement, the following words and expressions shall have the meaning set opposite them below:

"Account Pledge"

a declaration of pledge to be executed by the Borrower in favour of the Agent on behalf of the Banks where all moneys at any time credited on Accounts Nos 5202.05.06067, 5205.04.93172, 5202.04.82362 and 5202.04.63287are pledged to the Agent on behalf of the Banks in the terms and form as the Banks may require.

"Advance"	the principal amount in NOK or an Optional Currency of each borrowing by the Borrower under this Agreement or the principal amount outstanding of that borrowing.

"Agent"	Den norske Bank ASA, 5020 Bergen, Norway.

"Agreement"	this agreement entered into between the Borrower, the Banks and the Agent in respect of the Facility.

"Assignment of Insurances"

an assignment of insurances executed by the Borrower in favour of the Agent on behalf of the Banks, whereby all benefits of the Norwegian Vessels', UK Vessel's and Clipper's insurances are assigned to the Agent on behalf of the Banks, in the terms and form as the Agent on behalf of the Banks may require.

"Bank"	pursuant to the definitions of Banks below, each of the banks and financial institutions whose names and addresses appear in Schedule 4 hereto.

"Banking Day"	a day on which banks are open for business necessary for the transactions required by this Agreement.

"Banks"

the banks and financial institutions whose names and addresses appear in Schedule 4 (including any other branch through which any such bank or financial institution may be acting from time to time) or their successors and any other bank or financial institution to which any one of them may assign some or all of its rights or obligations under this Agreement pursuant to Clause 20.01.

"Clipper"	the M/V "NORTHERN CLIPPER" built 1994, registered in the Borrower's name in the Norwegian Ordinary Ship Registry with call signal LHHT.

"Clipper Loan"	a loan granted by Eksportfinans ASA to the Borrower, pursuant to a Loan Agreement dated 21 July 1994.

"Commitments"	in relation to each Bank, the amount set oposit its name in Schedule 4 to the extent not cancelled, reduced or transferred under this Agreement.

"Commitment Period"	the period from the first Drawdown Date until the Final Maturity Date.

"Compliance Certificate"	a certificate to be issued by the Borrower in respect of financial covenants for the Borrower, in the terms and form as set out in Schedule 5 hereto.

"Contribution"

means as to each of the Banks, the principal sum (not exceeding the amounts specified against the name of such Bank in Schedule 4) which such Bank is obliged to contribute to or/as the context requires the portion of such principal sum advanced by the relevant Bank and outstanding at any relevant time.

"Co-ordination Agreement"	an agreement entered into or to be entered into between the Borrower, the Banks and the Swap Counterparty regulating the rights and priorities between the Security Documents and the Second Securities.

"Declaration of Pledge"

a declaration of pledge executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Fleet Mortgage and the Factoring Agreement in the terms and form as the Agent on behalf of the Banks may require.

"Drawdown Date"	the date for drawdown of an Advance pursuant to this Agreement.

"Drawdown Notice"	a request made by the Borrower for an Advance in the terms and form as set out in Schedule 1 hereto.

"EBITDA"	Operating income plus depreciation and amortisation determined in accordance with NORGAAP.

"Equivalent Amount"	at any date specified herein the equivalent amount in the relevant Optional Currency of an amount in NOK or vice versa as converted at the Exchange Rate.

"Euribor"

Euro Interbank Offered Rate - the rate at which EUR Interbank term deposits within the Euro zone are offered by one prime bank to another prime bank at 11 a.m. central European time, presently quouted on Telerate Page 248, two (2) Banking Days prior to each Interest Period or if no such rate is available the aritmetic mean of the rate per annum at which the Banks are able to aquire EUR in the EUR Market.

"Event of Default"	any of the events or circumstances described in Clause 14.

"Exchange Rate"	the exchange rate between NOK and the relevant Optional Currency to be ruling in the London Foreign Exchange Market at 11 a.m. (London time) on two (2) Banking Days prior to the relevant date.

"Facility"	the revolving credit facility the terms of which are set out herein.

"Facility Amount"

the aggregate of the Commitments of all the Banks not exceeding;
- NOK 500,000,000.-,
- NOK 650,000,000.- from the Newbuilding I Securities have been granted, and,
- NOK 800,000,000.- from the Newbuilding II Securities have been granted, as reduced in accordance with the provisions of this Agreement.

"Factoring Agreement"

an agreement by which the Borrower pledges to the Agent on behalf of the Banks as security for the Loan all claims arising from the Borrower's business operation, in the terms and form as the Banks may require.

"Fee Letter"	A letter executed by the Agent duly accepted by the Borrower in respect of the flat fee, the underwriting fee and the arrangement fee.

"Final Maturity Date"	seven (7) years after the delivery date of the Newbuilding II or 30 September 2009 whichever comes first.

"First Clipper Mortgage"	a first priority mortgage in favour of Eksportfinans ASA in the amount of NOK 55,475,328.-.

"Fleet Mortgage"

a first priority mortgage on each of the Norwegian Vessels in the amount of NOK 880,000,000.- and a second priority mortgage in Clipper in the amount of NOK 880,000,000.- with priority after the First Clipper Mortgage executed by the Borrower in favour of the Agent on behalf of the Banks, in the terms and form as the Agent on behalf of the Banks may require.

"Free Liquidity"	the sum of available cash, cash equivalents (pledged cash reserves not to be included) and undrawn freely available portion of the Facility.

"Funded Debt"

(i) indebtedness for borrowed money (excluding a loan in the amount of NOK 220,000,000.- from Trico Supply ASA), (ii) the deferred purchase price of assets or services which in accordance with NORGAAP would be shown on the liability side of the balance sheet, (iii) the face amount of all letters of credit and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second person secured by any lien on any property, whether or not such indebtedness has been assumed, (v) all capitalized lease obligations, (vi) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted, i.e. take-or-pay and similar obligations, and (vii) all net obligations under interest rate agreements.

"GBP"	the legal currency at any relevant time hereunder of the United Kingdom.

"Interest Payment Date"	the last Banking Day of each Interest Period.

"Interest Period"

each period for an Advance in the Borrower's option of (i) one (1) (limited to three times a year without consent from the Banks, such consent not to be unreasonable withheld), three (3) and six (6) months (subject to availability of such funds to the Banks) or (ii) such other period as may be requested by the Borrower and agreed by the Agent on behalf of the Banks (subject to availability of such funds to the Banks) each on the Drawdown Date, provided that if an Interest Period would end on a day which is not a Banking Day, it shall end on the following Banking Day, unless such day falls in the next calendar month, in which case the Interest Period shall end on the preceding Banking Day.

"Libor"

for each Interest Period the rate of interest on Optional Currency(ies)-deposits (other than NOK and EUR) which is offered between prime banks in the London Interbank Eurocurrency Market at 11 a.m. London time presently quoted on Telerate page 3750 two (2) Banking Days before the beginning of each Interest Period.

"Loan"	at any time, the aggregate amount of all Advances then outstanding under this Agreement.

"Loan Period"	the period commencing on the first Drawdown Date and ending on the day the Loan and all amounts outstanding under this Agreement and the Security Documents have been repaid in full to the Banks.

"Majority Banks"	a group of Banks whose Commitment in the Facility together exceeds sixtysixandtwothirds per cent (66 2/3%) of the Facility Amount.

"Manager"	the Borrower, Trico Supply ASA and/or Trico.

"Margin"	one per cent (1%) per annum.

"Newbuilding I"	the Vessel specified in Schedule 3, Part 3.

"Newbuilding I Assignment of Insurances"

an assignment of insurances executed by the Borrower in favour of the Agent on behalf of the Banks, whereby all benefits of the Newbuilding I' insurances are assigned to the Agent on behalf of the Banks, in the terms and form as the Agent on behalf of the Banks may require.

"Newbuilding I Declaration of Pledge"

a declaration of pledge executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Newbuilding I Mortgage, in the terms and form as the Agent on behalf of the Banks may require.

"Newbuilding I Mortgage"

a first priority mortgage on the Newbuilding I in the amount of NOK 880,000,000.- and if relevant a collateral deed of covenants to be executed by the Borrower in favour of the Agent on behalf of the Banks in the terms and form as the Agent on behalf of the Banks may require.

"Newbuilding I Securities"	the Newbuilding I Assignment of Insurances, the Newbuilding I Mortgage and the Newbuilding I Declaration of Pledge.

"Newbuilding II"	the Vessel specified in Schedule 3, Part 4.

"Newbuilding II Assignment of Insurances"

an assignment of insurances executed by the Borrower in favour of the Agent on behalf of the Banks, whereby all benefits of the Newbuilding II' insurances are assigned to the Agent on behalf of the Banks, in the terms and form as the Agent on behalf of the Banks may require.

"Newbuilding II Declaration of Pledge"

a declaration of pledge executed by the Borrower in favour of the Agent on behalf of the Banks in respect of the Newbuilding II Mortgage, in the terms and form as the Agent on behalf of the Banks may require.

"Newbuilding II Mortgage"

a first priority mortgage on the Newbuilding II in the amount of NOK 880,000,000.- and if relevant a collateral deed of covenants to be executed by the Borrower in favour of the Agent on behalf of the Banks in the terms and form as the Agent on behalf of the Banks may require.

"Newbuilding II Securities"	the Newbuilding II Assignment of Insurances, the Newbuilding II Mortgage and the Newbuilding II Declaration of Pledge.

"Nibor"

for each Interest Period the rate determined by the Agent on behalf of the Banks two (2) Banking Days before the beginning of that Interest Period being the annual rate of interest for NOK offered to the Banks through the Interbank Swap Market as appearing on the Reuter Screen Page NIBR at 12 noon Norwegian time which the Banks are requested by the Borrower to obtain, equal to the outstanding on the Loan at the beginning of that Interest Period.

"NOK"	the legal currency at any relevant time hereunder of the Kingdom of Norway.

"NOK Amount"

the amount in NOK which will result from the conversion on a particular date of the Loan or any part thereof (as relevant) denominated in an Optional Currency into NOK, calculated at the Exchange Rate.

"Norwegian Vessels"	the Vessels as specified in Schedule 3 part 1 hereto.

"Optional Currency"	GBP, USD and/or EUR, subject to availability to the Banks in the London Interbank Eurocurrency Market.

"Original NOK Amount"	NOK 800,000,000.- (being NOK 500,000,000.- prior to the Newbuilding I Securities, NOK 650,000,000.- prior to the Newbuilding II Securities).

"Reduction Amount"	the amount of reduction of the Facility to be made on each Reduction Date and set forth in Clause 8.01.

"Reduction Date"	each date the Facility is reduced in accordance with Clause 8.01.

"Repayment Date"	the last day of the Interest Period for an Advance.

"Second UK Mortgage"

a second priority UK ship mortgages on the UK Vessel executed by the Borrower in favour of the Swap Counterparty in respect of any obligations the Borrower has or may have to the Swap Counterparty in respect of contracts entered or to be entered into for currency, swap and/or interest products.

"Second Fleet Mortgage"

a second priority fleet mortgage in the amount of NOK 100,000,000.-on each of the Norwegian Vessels and Clipper executed by the Borrower in favour of the Swap Counterparty in respect of any obligations the Borrower has or may have to the Swap Counterparty in respect of contracts entered or to be entered into for currency, swap and/or interest products.

"Second Newbuilding I Mortgage"

a second priority mortgage on the Newbuilding I in the amount of NOK 100,000,000.- to be executed by the Borrower in favour of the Swap Counterparty in respect of any obligations the Borrower has or may have to the Swap Counterparty in respect of contracts entered or to be entered into for currency, swap and/or interest products.

"Second Newbuilding II Mortgage"

a second priority mortgage on the Newbuilding II in the amount of NOK 100,000,000.- to be executed by the Borrower in favour of the Swap Counterparty in respect of any obligations the Borrower has or may have to the Swap Counterparty in respect of contracts entered or to be entered into for currency, swap and/or interest products.

"Second Securities"	The Second UK Mortgage, the Second Fleet Mortgage, the Second Newbuilding I Mortgage (as from Delivery Date I) and the Second Newbuilding II Mortgage (as from Delivery Date II).

"Security Documents"	the documents as specified in Clause 11.01 and/or 11.02, and the documents at any time executed as security for the Borrower's obligation under this Loan Agreement.

"Swap Counterparty"	Den norske Bank ASA, Nedship Bank N.V. acting through its Norwegian branch Nedship Bank (Nordic) and/or Nordea Bank Norge ASA.

"Total Loss"	(i) actual or constructive or compromised or arranged total loss of any of the Vessels; or

(ii) requisition for title or other compulsory acquisition of any of the Vessels (otherwise than by requisition for hire); or

(iii)   capture, seizure, arrest, detention or confiscation of any of the Vessels by any government unless such Vessel is released and restored to the Borrower from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

"Transfer Certificate"	a certificate substantially in the terms and form as set out in Schedule 6.

"Trico"	Trico Marine Services Inc.

"Underwriters"	Den norske Bank ASA, Nedship Bank N.V. acting through its Norwegian branch Nedship Bank (Nordic) and/or Nordea Bank Norge ASA.

"UK Vessel"	the Vessel specified in Schedule 3, part 2 hereto.

"UK Deed of Covenants"

deed of covenants supplemental to the UK Mortgage entered into or to be entered into between the Borrower and the Agent on behalf of the Banks in the terms and form as the Agent on behalf of the Banks may require.

"UK Mortgage"

a first priority UK ship mortgage against the UK Vessel, executed or to be executed by the Borrower in favour of the Agent on behalf of the Banks, in the terms and form as the Agent on behalf of the Banks may require.

"USD, $ and Dollars"	the legal currency at any relevant time hereunder of the United States of America.

"Value Adjusted Equity"

Value Adjusted Total Assets less Funded Debt including a loan in the amount of NOK 220,000,000.- from Trico Supply ASA. Newbuilding contracts and liabilities and financial leases and bareboat arrangements are to be included in the calculation.

"Value Adjusted Total Assets"	the market value of all assets owned or leased. Vessels to be valuated pursuant to Clause 13.07.

"Vessels"	the Norwegian Vessels, the UK Vessel, Clipper, the Newbuilding I and the Newbuilding II.

"Working Capital"	current assets less current liabilities. Next years instalments on long term debt is not to be included in current liabilities.

3. REPRESENTATIONS AND WARRANTIES

3.01. Representation and warranties

The Borrower makes the representations and warranties set out in this Clause 3 to the Agent and each Bank.

 3.02. Corporate

a)         The Borrower is at the date hereof duly formed and is validly existing under the laws of the Kingdom of Norway, has full power to carry on its business as it is now being conducted and has complied with all statutory and other requirements relative to such business.

b)         The Borrower will as from the first Drawdown Date be a wholly owned subsidiary of Trico Supply ASA which is a wholly owned subsidiary of Trico International Holdings B.V. which is again a wholly owned subsidiary of Trico.

 3.03. Powers and authority

All corporate actions required on the part of the Borrower and its respective directors and officers have been taken in order to authorise this Agreement and the Security Documents, and the execution and performance thereof, in accordance with the laws of the Kingdom of Norway and with its own constitution, and this Agreement and the Security Documents have been validly executed, and are binding upon the Borrower and enforceable against it in accordance with its terms.

 3.04. Authorisation

All approvals required from any government, tax, monetary or other authority to enable the Borrower to make this Agreement and to borrow and repay the Loan and to pay interest thereon without deduction or withholding of any taxes or other money have been obtained and are in full force and effect.

 3.05. No default - litigations

a)         The making of this Agreement and the execution of the Security Documents by the Borrower will not infringe any other agreement to which the Borrower is a party.

b)         The Borrower is not at the time of signing of this Agreement in default under any other agreement to which it is a party nor is it a subject of any actual, pending or threatened legal proceedings either of which has or may have a material adverse effect on its financial condition.

 3.06. The Norwegian Vessels and Clipper

Each of the Norwegian Vessels and Clipper will upon the first Drawdown Date be:

(i)         in the absolute and (save as the Fleet Mortgage and the First Clipper Mortgage in respect of Clipper) unencumbered ownership of the Borrower.

(ii)         registered in the name of the Borrower in the Norwegian Ordinary Ship Register.

(iii)         operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv)         free of all overdue requirements and recommendations of said classification society.

(v)         insured in accordance with the provisions of Clause 13.05 of this Agreement.

 3.07. The UK Vessel

The UK Vessel will upon the first Drawdown Date be:

(i)         in the absolute and (save as the UK Mortgage) unencumbered ownership of the Borrower

(ii)         registered in the name of the Borrower in the British Ship Register.

(iii)         operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv)         free of all overdue requirements and recommendations of said classification society.

(v)         insured in accordance with the provisions of Clause 13.05 of this Agreement.

4. CONDITIONS PRECEDENT

4.01. Documentary conditions precedent

The several obligation of the Banks to make their respective Contribution of each Advance available hereunder shall be subject to the condition that the Agent on behalf of the Banks has received not later than five (5) Banking Days prior to the first Drawdown Date the documents and evidence set out in Part 1 of Schedule 2.

 4.02. Documentary conditions precedent increase of the Facility Amount

The several obligation of the Banks to make their respective Contribution of each Advance available in respect of the increase of the Facility Amount to NOK 650,000,000.- and further to NOK 800,000,000.- shall be subject to the condition that the Agent on behalf of the Banks has received not later than five (5) Banking Days prior to the relevant Drawdown Date the documents and evidence set out in Part 2 of Schedule 2 and Part 3 of Schedule 2 repectively

5. DRAWDOWN AND CURRENCY CONVERSION

5.01. Drawdown Notice

Subject to Clause 4 above and that no Event of Default has occurred, the Borrower may draw down amounts under the Facility in Advances on a Banking Day within the Commitment Period by serving to the Agent on behalf of the Banks the Drawdown Notice at 10.00 a.m. (Norwegian time) not less than four (4) Banking Days prior to the relevant Drawdown Date which, once received by the Agent on behalf of the Banks, shall be irrevocable.

5.02. Facility Amount

To the extent the Newbuilding I Securities have not been granted within 31 August 2002 the increase of the Facility Amount to NOK 650,000,000.- shall not be effected, and further to the extent the Newbuilding II Securities have not been granted within 31 December 2002 the increase of the Facility Amount to NOK 800,000,000.- shall not be effected.

5.03. Representation and warranties

Each Drawdown Notice shall constitute a representation and warranty to the effect that, on the date of that notice, the representations and warranties in Clause 3 remain true and correct, that the conditions specified in Clause 4 have been fully performed and that no Event of Default has occurred.

5.04. Number of Advances

The aggregate number of Advances outstanding under this Agreement shall at any time not exceed five (5).

5.05. Minimum amount for an Advance

Each Advance shall be of minimum NOK 10,000,000.- and multiples of NOK 5,000,000.- for larger amounts.

5.06. Request for Optional Currency(ies)

The Borrower may, by giving written notice to the Agent on behalf of the Banks not less than four (4) Banking Days before the Interest Payment Date, request that any Advance is made available in an Optional Currency.

5.07. Non-availability of Optional Currency(ies)

If the requested Optional Currency is not (as determined by the Banks) readily available in respect of the amount and/or the Interest Period chosen by the Borrower, the Agent on behalf of the Banks shall promptly inform the Borrower of such nonavailability, and unless the Borrower and the Banks shall agree on another available Optional Currency, the Advance shall be denominated in NOK.

5.08. No request for Optional Currency(ies)

If no request for an Optional Currency is made by the Borrower, then the Advance shall be denominated in NOK.

5.09. Determination of NOK Amount of Reduction Date

Whenever the Loan or part thereof is denominated in Optional Currency(ies) the NOK Amount of the Loan shall be determined on the relevant Reduction Date.

5.10. NOK Amount on a Reduction Date exceeds the Original NOK Amount reduced by repayments

If the NOK Amount of the Loan on a Reduction Date exceeds the Original NOK Amount, reduced by any reductions and/or cancellations made prior to, or to be made on such day, the difference shall be paid by the Borrower to the Banks in the relevant Optional Currency(ies) on the relevant Reduction Date.

5.11. NOK Amount on a Reduction Date is less than the Original NOK Amount reduced by repayments

If the NOK Amount of the Loan on a Reduction Date is less than the Original NOK Amount, reduced by any reductions and/or cancellations made prior to, or to be made on such day, the difference may not be used as reduction on instalments falling due and shall not be advanced to the Borrower by the Banks, provided however that if there is any difference when the last instalment is due the difference will be applied against payment of the balloon.

5.12. Interest in Optional Currency(ies)

Whenever an Advance is denominated in an Optional Currency, interest accruing thereon shall be paid in that Optional Currency.

5.13. Disbursements through the Agent

Forthwith upon receipt by the Agent of a duly completed Drawdown Notice in respect of an Advance, the Agent shall give notice thereof to each Bank, and each Bank hereby undertakes, subject to the terms of this Agreement to make available through the Agent to the Borrower on the date specified in such notice their respective Contributions.

Each Advance shall, subject to the terms of this Agreement, be made available to the Borrower hereunder by the Agent on behalf of the Banks by paying the amount thereof to an account of the Borrower.

The Contribution shall be made available to the Borrower through the Agent in funds which are for same day settlement.

6. INTEREST

6.01. Interest periods

The Borrower may, by serving the Drawdown Notice for an Advance to the Agent on behalf of the Banks not later than 10 a.m. (Norwegian time) four (4) Banking Days before the beginning of each Interest Period, specify the duration of the commencing Interest Period.

6.02. Interest payments

On each Interest Payment Date the Borrower shall pay to the Agent on behalf of the Banks interest for the Advance for that Interest Period at the rate determined by the Agent after consultation with the Banks as being the aggregate of (i) the Margin and (ii) Libor, Nibor (in respect of NOK) and/or Euribor (in respect of EUR) for such Interest Period.

6.03. Six-monthly payments

If the Borrower enters into an Interest Period of more than six (6) months, interest accruing during such period, shall be paid every six months in arrears and at the Interest Payment Date.

6.04. Default interest

In the event of the Borrower not making payment on the due date of any sums due under this Agreement, the Borrower shall pay interest on such sums from the due date up to the date of actual payment at a rate to be determined by the Banks to be the aggregate of two (2) percent per annum and the Margin above the costs the Banks will incur in financing such sums for such periods as the Banks shall determine. Such interest is to be payable on demand.

In addition and without prejudice to the foregoing, the Borrower shall indemnify the Banks for all losses and expenses in connection with payment not being made on the due date.

6.05. Absence of selection

If the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 6.01, the Interest Period shall have a duration of 3 months.

6.06. Calculation

All interest shall be calculated on the actual number of days elapsed and on the basis of a 360-day year, unless the Loan (or part thereof) is denominated in GBP in which case interest shall be calculated on basis of a 365-days year.

7. REPAYMENT

7.01. Repayment

The Borrower shall repay each Advance on the last day of the Interest Period relative thereto and shall repay all Advances outstanding under this Agreement in full on the Final Maturity Date.

 7.02. Netting

If, on any date:

(i)         a Bank is obliged to participate in the making of an Advance on such date; and

(ii)         a payment is due to be made to that Bank pursuant to Clause 7.01 (Repayment) by the Borrower on such date,

then (unless the relevant Bank ceases to be obliged to participate in the making of such Advance on such date or otherwise such Advance falls not to be made on such date in accordance with the provisions of this Agreement or otherwise) the Agent shall set off the amount payable by such Bank in respect of such Advance against the amount payable by the Borrower pursuant to Clause 7.01 (Repayment) and only the net amount (if any) shall be paid by such Bank or, as the case may be, repaid by the Borrower (and the Agent shall promptly advise the Borrower and such Bank of the net amount (if any) to be paid by such Bank to the Borrower or, as the case may be, to be repaid by the Borrower to such Bank). Such Bank or, as the case may be, the Borrower shall make such net amount (if any) available to the Agent in accordance with the provisions of this Agreement on the relevant date.

7.03. Non Banking Day

If payment pursuant to Clause 7.01 and/or 7.02 is going to be made on a day which is not at Banking Day, payment shall be made on the following Banking Day, unless such day falls in the next calendar month in which case the payment of such instalment shall be made on the preceding Banking Day.

8. REDUCTION OF THE FACILITY AMOUNT

8.01. Reduction of the Facility Amount

Without prejudice to the Banks' rights pursuant to Clause 14 of this Agreement, the Facility Amount shall be reduced as follows:

Reduction	Date	Reduction Amount in NOK	Facility Amount in NOK after reduction
1	30 March 2003	40,000,000.-	760,000,000.-
2	30 September 2003	40,000,000.-	720,000,000.-
3	30 March 2004	40,000,000.-	680, 000,000.-
4	30 September 2004	40,000,000.-	640, 000,000.-
5	30 March 2005	40,000,000.-	600, 000,000.-
6	30 September 2005	40,000,000.-	560, 000,000.-
7	30 March 2006	40,000,000.-	520, 000,000.-
8	30 September 2006	40,000,000.-	480, 000,000.-
9	30 March 2007	40,000,000.-	440, 000,000.-
10	30 September 2007	40,000,000.-	400, 000,000.-
11	30 March 2008	40,000,000.-	360, 000,000.-
12	30 September 2008	40,000,000.-	320, 000,000.-
13	30 March 2009	40,000,000.-	280, 000,000.-
14	30 September 2009	40,000,000.-	240, 000,000.-
15 (balloon)	30 September 2009	240,000,00.-	0,-

If for any reason whatsoever any of the Newbuilding I Securities and/or the Newbuilding II Securities is not granted the Reduction Amount shall not be amended.

8.02. Non Banking Day

If reduction pursuant to Clause 8.01 is going to be made on a day which is not a Banking Day, the reduction shall be made on the following Banking Day, unless such day falls in the next calendar month in which case the reduction shall be made on the preceding Banking Day.

8.03. Repayment - shareholding

The Banks shall have the right to demand the Facility Amount to be repaid in full in one (1) amount if any shareholder in Trico Supply ASA other than Trico including subsidiaries owns and/or controls fifty per cent (50%) or more of the voting shares in Trico Supply ASA. Repayment to be made at the latest six (6) months after such demand has been made by the Banks.

8.04. Reduction – sale of Vessels

If any of the Vessels is sold or is declared a Total Loss, the Borrower shall make repayment/cancellation (in inverse order of maturity) on the Facility Amount and the Facility Amount shall be reduced with a percentage equal to the market value (valued in accordance with Clause 13.07) of the Vessel(s) being sold or declared a Total Loss divided by the total market value (valued in accordance with Clause 13.07) of the Vessels prior to such sale/total loss. Any amounts repaid/cancelled may not be drawn again.

9. PREPAYMENT AND CANCELLATION

9.01. Cancellation

The Borrower may (without penalty or premium), by giving not less than ten (10) Banking Days prior written notice to the Agent, cancel in whole or in part the amount of the Facility Amount undrawn at the date on which such cancellation is to be effective (but, if in part, in an amount being a minimum of NOK 10,000,000.- or in multiples of NOK 5,000,000.- for larger amounts).

9.02. Irrevocable notice

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall specify the date on which the prepayment or cancellation is to become effective and the amount to be prepaid or cancelled. The Agent shall notify the Banks promptly of the receipt and contents of any such notice.

9.03. No redrawing

No amount cancelled and reducing the Facility Amount under this Agreement may subsequently be reinstated and is consequently not available for redrawing.

10. PAYMENTS

10.01. Payments in full

All payments to be made by the Borrower under this Agreement or the Security Documents shall be made to the Agent on behalf of the Banks in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 10.03, free and clear of any deductions or withholdings, unless otherwise specifically agreed between the Borrower and the Banks.

10.02. Place / account

Payment shall be made to such account and bank as the Agent on behalf of the Banks may from time to time advise to the Borrower.

10.03. Grossing-up

If the Borrower at any time is required by law, regulation or regulatory requirement to deduct or withhold any taxes or other amounts from any payments under this Agreement and/or the Security Documents, then the gross amount payable by the Borrower shall be increased by such amount that it after such deductions or withholdings will be equal to the actual amount which would have been received if no such deductions or withholdings were required, and the Borrower shall indemnify the Agent and/or the Banks against any losses or reasonable costs incurred by the Agent and/or the Banks by reason of any failure by the Borrower to compensate for any such deduction or withholding.

11. SECURITY

11.01. Security prior to delivery of the Newbuilding I

The Loan together with all unpaid interest and costs payable hereunder shall from the date hereof be secured by:

(i)      the Fleet Mortgage, and
(ii)      the Factoring Agreement, and
(iii)     the Declaration of Pledge, and
(iv)    UK Mortgage, and
(v)     UK Deed of Covenants, and
(vi)     the Assignment of Insurances, and
(vii)     the Account Pledge, and
(viii)    the Co-ordination Agreement.

11.02. Security in respect of increased Facility Amount

a)         as from the date the Facility Amount is increased from NOK 500,000,000.-to NOK 650,000,000.- the Loan together with all unpaid interest and costs payable hereunder shall be secured by the documents specified under Clause 11.01 above and the Newbuilding I Securities, and

b)         as from the date the Facility Amount is increased from NOK 650,000,000.-to NOK 800,000,000.- the Loan together with all unpaid interest and costs payable hereunder shall be secured by the documents specified under Clause 11.01 above, the Newbuilding I Securities and the Newbuilding II Securities.

12. CHANGES IN CIRCUMSTANCES

12.01. Illegality

If it becomes illegal under any law applying to the Banks (or any of them) to make or maintain the Loan, then the relevant Banks' commitment to make available its Contribution will end, and if any amount has been advanced, the Borrower shall repay the Loan (or the amount outstanding) on the last day of the then current Interest Period. Under such circumstances the Agent in co-operation with the relevant Bank or Banks shall endeavour to refund the Loan from other legal sources.

12.02. Increased costs

If, as a result of any change in any applicable law or of any directive of any central bank or monetary authority (whether or not having the force of law) not being publicly known at the date of this Agreement, the cost to any of the Banks of making or maintaining the Loan is increased, then the Borrower shall pay to the Agent on behalf of such Bank and/or Banks on receipt of their written notice specifying the change and the increased cost incurred by the Bank and/or Banks, the amount of any such increased cost. In such event, the Borrower may repay such Bank and/or Banks Contribution (or any amount outstanding) on the last day of the then current Interest Period by paying such Bank and/or Banks Contribution and the amount of any increased costs and all interest accrued to that day.

12.03. Non-availability

If Optional Currencies and/or NOK will not be available to the Banks in the London Interbank Market and/or the Interbank Swap Market (for NOK) for a relevant Interest Period, then the Banks and the Borrower shall agree on an alternative interest rate and an alternative Interest Period to be substituted for those which would otherwise have applied under this Agreement, and any such interest rate or Interest Period agreed within thirty (30) days from the end of the last preceding Interest Period or Drawdown Date (as applicable) shall be retroactive to such end of the last preceding Interest Period or Drawdown Date. If no agreement is reached within thirty (30) days then the Borrower will repay the Loan on the thirtieth day together with such amount as shall be certified by the Banks as being the cost to the Banks' of funding the Loan during those thirty (30) days plus the Margin.

12.04. Market disruption

If the Banks by reason of circumstances affecting the London Interbank Eurocurrency Market and/or the Interbank Swap Market is unable to obtain Optional Currencies in the London Interbank Eurocurrency Market and/or NOK in the Interbank Swap Market and accordingly is not able to continue the Loan, the Agent on behalf of the Banks shall give notice of such determination to the Borrower, requiring the Borrower to repay to the Agent on behalf of the Banks the Loan on the last day of the then current Interest Period and all sums due by the Borrower to the Agent on behalf of the Banks pursuant to this Agreement and the Security Documents.

12.05. Force majeure

The Banks shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from action or inaction or purported action of any government or governmental or local authority, or any strike, lockout, boycott and blockade effected by, or upon the Banks or its employees.

13. COVENANTS

13.01. Duration

The Borrower agrees that until the full and final payment of all indebtedness owing under or secured by this Agreement and the Security Documents, unless the Banks waive compliance in writing, it will

13.02. Notification of default

The Borrower will give prompt written notice to the Agent on behalf of the Banks of the following:

(i)         any Events of Default or events which with the lapse of time will constitute an Event of Default under the terms of this Agreement and the Security Documents forthwith upon becoming aware thereof.

(ii)         promptly inform the Agent on behalf of the Banks of any occurrence of which it becomes aware which is likely to adversely affect its ability to perform its obligations under this Agreement and the Security Documents.

13.03. Authorisation

The Borrower will maintain in full force and effect all government, tax, monetary and other approvals required to enable the Borrower to maintain its corporate status, to continue to carry on its business and affairs and to repay the Loan and to pay interest thereon without deductions or withholdings of any taxes or other moneys.

13.04. Financial information

The Borrower will furnish the Agent on behalf of the Banks with the following;

(i)         within 120 days after the close of each financial year, two copies confirmed by the auditor of the audited balance sheets, as of the close of each financial year and audited statement(s) of profit and loss accounts.

(ii)         yearly cash flow projections specifying major assumptions within the expiry of the current calendar year.

(iii)         periodically (at least quarterly) the Compliance Certificate, unaudited balance sheet and profit- and loss account within 60 days after expiry of each relevant period.

(iv)         such financial and other information as the Banks may from time to time reasonably require.

13.05. Insurance

The Borrower will

a)         insure and keep the Vessels insured satisfactory to the Banks with first class insurance companies (to be approved by the Banks) at the Borrower's expense against

(i)     Hull & Machinery, Hull Interest, Freight Interest and other usual marine risks
(ii)    War risks
(iii)    Protection and Indemnity risks, and

such other interest and perils as the Banks shall reasonably require, and which have become customary and generally applicable in respect of supply Vessels.

The amount of the insurance for each of the Vessels shall at all times be at least equal to the market value of each of the Vessels, however, in aggregate not less than 120 % of the Facility Amount and the Clipper Loan.

b)         not employ the Vessels or cause the Vessels to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

c)         if any of the Vessels is being insured for all or any of the insurances specified in Clause 13.05 (a) otherwise than in conformity with the Norwegian Marine Insurance Plan of 1996, enter into an assignment with the Agent on behalf of the Banks, by which all the insurance proceeds in respect of such Vessel(s) are assigned to the Banks, and to advise the Agent in writing about the intention to enter into such insurance agreement fourteen (14) Banking Days before the expiry of the current insurance arrangement.

d)         if any of the insurances referred to in a) above form part of a fleet cover, procure that the insurers shall undertake to the Agent that they shall neither set off against any claims in respect of the Vessels any premiums due in respect of other Vessels under such fleet cover or any premium due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other Vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Vessels if and when so requested by the Agent.

13.06. Class

a)         The Borrower will maintain the Vessels classed as described in Clause 3.06 (iii), 3.07 (iii) and 3.08 (iii).

b)         The Borrower will not change classification society of the Vessels without the prior written consent of the Majority Banks which shall not be unreasonably withheld.

13.07. Valuation

The Borrower will cause the Vessels to be valued (charterfree) by two (2) independent recognised supply vessel shipbrokers accepted by the Agent on behalf of the Majority Banks once a year or upon the reasonable request of the Agent on behalf of the Majority Banks, however maximum twice a year, and furnish the Agent on behalf of the Banks with such valuation, - all expenses and cost in respect of the valuation(s) to be for the account of the Borrower. In addition the Banks shall at any time during the Loan Period have the right, for their own account, to require separate valuation from recognised shipbrokers.

13.08. Sale - mortgaging

The Borrower will not further mortgage (except for the Second Securities) or sell any of the Vessels without the prior written consent of the Banks.

13.09. Loans/guarantees

The Borrower will not

a)         obtain any loans from Trico Supply ASA and/or subsidiaries of Trico Supply ASA unless such loan(s) are subordinated to the Loan.

b)         make any payments on loans granted by companies in the same company-group as the Borrower after an Event of Default has occurred.

13.10. ISM Code

a)         The Borrower will comply, and/or procure that the Manager (or any manager) of the Vessels will comply, with the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation (as the same may be amended from time to time "the ISM Code") or any replacement of the ISM Code and, without prejudice to the generality of the foregoing, at all times -

(i)     hold, or procure that the Manager (or any manager) of the Vessels holds, a valid Document of Compliance duly issued to the Borrower or any manager (as the case may be) pursuant to the ISM Code;
(ii)     provide the Agent on behalf of the Banks with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued;
(iii)     keep, or procure that there is kept, on board each of the Vessels a copy of any such Document of Compliance and the original of any such Safety Management Certificate; and
(iv)     inform the Agent on behalf of the Banks immediately should the Document of compliance and/or Safety Management Certificate be cancelled, rescinded, suspended or amended in any material way.

b)         comply with the requirements of the IMO International Safety Management Code and to hold a valid Document of Compliance and ensure that the Vessels are in possession of a valid Safety Management Certificate.

13.11. Dividends

The Borrower will not after an Event of Default has occurred pay any dividends, other payments or distributions to its shareholders/others without the prior written consent of the Banks and not make any such payment if such payment may result in an Event of Default.

13.12. Management of the Vessels

The Borrower will not enter into any agreements concerning management and/or operation of the Vessels with other than the Manager without the prior written consent of the Majority Banks which shall not be unreasonably withheld.

13.13. Sale and charter arrangement with Trico

The Borrower will procure that all agreements regarding sale of Vessels and/or charter arrangements to Trico including subsidiaries will be made on market terms.

13.14. Flag

The Borrower will not change flag of the Vessels or dual register any of the Vessels without the prior written consent of the Banks which shall not be unreasonably withheld.

13.15. Notification – employment of the Vessels

The Borrower will notify the Agent on behalf of the Banks if any of the Vessels is fixed on contracts/charterparties with a duration of six (6) months or more.

13.16. Earnings

The Borrower will procure that all moneys in respect of the employment and the operation of the Vessels hereunder earnings from the Charters are paid to Account Nos 5202.05.06067, 5205.04.93172, 5202.04.82362 and/or 5202.04.63287 which are pledged to the Agent on behalf of the Banks pursuant to the Account Pledge.

13.17. Security in the Vessels' earnings

The Borrower will at any time in the Loan Period if so requested by the Agent on behalf of the Majority Banks enter into an assignment or pledge whereby all moneys payable under any charterparty/contracts in respect of the Vessels are assigned or pledged to the Agent on behalf of the Banks.

13.18. First Clipper Mortgage

The Borrower will not use the First Clipper Mortgage as security for any other commitments than the Clipper Loan.

14. EVENTS OF DEFAULT

14.01. Events of Default

Each of the events set out in Clause 14.02 to 14.19 (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

14.02. Non-payment

The Borrower fails to pay any sum which shall become due hereunder and such default shall continue for a period of three (3) Banking Days or more without remedy.

14.03. Misrepresentation

Any representation or warranty made by the Borrower, or any information or documents delivered by the Borrower to the Banks, shall be shown to have been misleading in a material respect when made or given and continues to be misleading in a material respect.

14.04. Breach of obligations

The Borrower fails (in the reasonable opinion of the Agent on behalf of the Majority Banks) to perform any obligation (including without limitation Clause 13 in this Agreement) in whole or in part contained in this Agreement and/or the Security Documents.

14.05. Cross default

An event occurs which constitutes or with the passing of time or the giving of notice or both, would constitute an event of default under any other agreement entered into by the Borrower and whose breach would - in the opinion of the Majority Banks - have a material adverse effect on the Borrower's ability to fulfil its obligations hereunder.

14.06. Admittance of non-payment

The Borrower suspends payments of its debts or is unable to or admits its inability to pay its debts as it falls due.

14.07. Insolvency

The Borrower proposes or enters into a composition or other arrangement for the benefit of its creditors generally (akkord og gjeldsforhandling) or is found bankrupt or insolvent (konkurs) or any order is made by any competent court or resolution passed by the Borrower for the winding up or dissolution of the Borrower.

14.08. Events in Security Documents

Any of the events of default specified in any of the Security Documents arise or occur.

14.09. Value Adjusted Equity Ratio

The Borrower on a consolidated basis has Value Adjusted Equity of less than twentyfive per cent (25%) of the Value Adjusted Assets

14.10. Working Capital

The Borrower on a consolidated basis has a negative Working Capital.

14.11. Free Liquidity

The Borrower on a consolidated basis has Free Liquidity at any time in the Loan Period of less than NOK 80,000,000.-.

14.12. Funded Debt / EBITDA

The ratio between Funded Debt and EBITDA on a running basis for the previous four quarters in respect of the Borrower on a consolidated basis at any time in the Loan Period exceeds 5.

14.13. Market value ratio

The aggregate market value (charterfree) of the Vessels valuated in accordance with Clause 13.07 at any time during the Loan Period is less than onehundredandthirtyfive per cent (135%) of the aggregate of the Loan and the Clipper Loan.

14.14. Mergers - demergers

The Borrower and/or Trico Supply ASA effects any demerger ("fisjon") or merger without the prior written consent of the Banks, provided however that such consent shall not be unreasonable withheld in respect of merger(s) with the Borrower's and/or the Trico Supply ASA's present subsidiaries.

14.15. Liens

Any of the Vessels is captured, arrested, or confiscated unless such Vessel is released within thirty (30) days after such occurrence.

14.16. Permits

Any licence, consent, permission or approval required in order to enforce, complete or perform this Agreement and/or the Security Documents is revoked, terminated or modified in a manner reasonable unacceptable to the Banks.

14.17. Repayment due to clause 8.03

The Borrower has not repaid the Loan within six (6) months after such demand has been made by the Banks as provided for in Clause 8.03.

14.18. Ownership in the Borrower

The Borrower ceases to be a 100 % subsidiary of Trico Supply ASA.

14.19. Material adverse change

Any other situation occurs which in the reasonable opinion of the Majority Banks will in a material way result in the Borrower's reduced ability to fulfil its obligations under this Agreement as they fall due.

14.20. Acceleration

The Agent may, acting on instruction of the Majority Banks, without prejudice to any of the Banks' other rights, at any time after the occurrence of an Event of Default by notice to the Borrower declare that:

a)         the obligation of the Banks to make the Loan available shall be terminated forthwith, and/or

b)         the Loan and all interest and cost accrued and all other sums payable under this Agreement and the Security Documents have become due and payable whereupon the same shall immediately or in accordance with such notice become due.

15. INDEMNITIES

15.01. Indemnities

The Borrower shall on demand indemnify each Bank and the Agent - without prejudice to any of their other rights under this Agreement - against any and all costs, expenses, outgoings and loss of Margin (the latter limited to the current Interest Period) which such Bank or the Agent shall certify as sustained or incurred by it as a consequence of

(i)         any default in payment by the Borrower of any sum under this Agreement when due, or

(ii)         the occurrence of any other Event of Default, or

(iii)         any Advance is not disbursed to the Borrower on the date specified on the relevant Drawdown Notice including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding its Contribution, or any part thereof or in liquidating or reemploying deposits from third parties acquired to effect or maintain its Contribution or any part thereof.

16. THE AGENT AND THE BANKS

16.01. Appointment and duties of the Agent

The Banks authorize the Agent (either through its employees or agents) to take such action on the Banks' behalf and to exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The relationship between the Agent and each Bank is that of agent and principal only, and nothing herein shall impose on the Agent any duties or obligations other than those for which express provision is made herein. In performing its duties and functions hereunder, the Agent shall exercise the same care as it normally exercises in making and handling loans for its own account, but the Agent assumes no further responsibility and neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Banks or any of them for any action taken or omitted to be taken hereunder or in connection with this Agreement, or the Loan unless caused by its or their gross negligence or wilful misconduct.

 16.02. Banks' directions

a)         The Agent will be fully protected if it acts in accordance with the instructions of the Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in this Agreement. In the absence of such instructions, the Agent may act in relation thereto as it considers to be in the best interests of all the Banks. The Agent may not commence legal proceedings in a Bank's name without such Bank's consent.

b)         The Agent may grant waivers and consents, vary the terms of this Agreement and do or omit to do all such acts and things in connection with this Agreement as may be authorised in writing by the Banks or if specifically designated in a relevant term of this Agreement, the Majority Banks. Any such waiver, consent, variation, act or omission so authorised and effected by the Agent shall be binding on all the Banks and the Agent shall be under no liability whatsoever in respect thereof, except that the prior written agreement of all the Banks shall be required to authorise any amendment to this Agreement, which would (i) reduce the Margin, (ii) extend the due date or reduce the amount of any payment of principal, interest or other amount payable under this Agreement, (iii) change the currency in which any amount is payable under this Agreement, (iv) extend the Commitment Period, (v) change this clause 16.02, (vi) any variation of the definition of Majority Banks or (vii) make any changes in the Security Documents or security requirements evidenced by the Security Documents or the Agreement.

16.03. Responsibility

The Agent shall not be responsible to the Banks or any of them for the financial condition of the Borrower, its direct and/or indirect partners or for any statements, representations or warranties in this Agreement or any certificate or document delivered hereunder or for the validity, effectiveness, enforceability or sufficiency of this Agreement or of any certificate, report or other document executed or delivered hereunder.

16.04. Approval and appraisal

Each Bank has made and shall make its own independent investigation of the financial condition and the affairs of the Borrower in connection with the making and continuance of the Loan and has made and shall make its own appraisal of the creditworthiness of the Borrower.

16.05. Information

a)         The Agent shall forward as soon as possible all relevant documents or notices received from the Borrower in accordance with this Agreement to the other Banks.

b)         The Agent shall distribute promptly to each of the Banks their due proportions of all sums received by the Agent on behalf of the Banks under this Agreement or any of the Security Documents. The Agent may retain for its own use and benefit (and shall not be liable to account to any of the Banks for all or any part of) any sums received by it by way of fees (and not payable to any Bank) or by way of reimbursement of expenses incurred by it.

c)         The Agent shall promptly notify the Banks of the occurrence of any Event of Default.

d)         The Agent shall inform the Banks from time to time as required by the Banks the balance of theaccounts pledged pursuant to the Account Pledge.

16.06. Default

The Agent shall not be required to make any enquiry as to the performance or observance by the Borrower of any of the terms, provisions or conditions of this Agreement nor the existence or possible existence of any Event of Default.

16.07. Reimbursement

Each Bank shall reimburse the Agent for the amount of such Bank's pro rata share of the charges and expenses incurred by the Agent in contemplation of, or in carrying out its duties under, or otherwise in connection with the enforcement of, or the preservation of any rights under this Agreement including the fees and expenses of legal or other professional advisers to the extent that such charges or expenses are not reimbursed by the Borrower.

16.08. Exoneration

The Agent shall have no responsibility (a) to the Borrower on account of the failure of each of the Banks to perform its obligations hereunder, or (b) to the Banks on account of the failure of the Borrower to perform its obligations hereunder.

16.09. Agent relationship

The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower or the Banks as if it were not the Agent.

16.10. Set-off

If any Bank at any time receives or recovers by set-off or otherwise any sum (in connection with this transaction) which it is obliged (or entitled) to apply payment of any amount due to it hereunder then such Bank shall be obliged to offer to each other Bank (through the Agent) such payment by way of adjustment as may be necessary to ensure that at all times each Bank receives the same proportion of principal, Interest and the fees due to under this Agreement as each other Bank.

16.11. Resignation

The Agent may resign (without reason) its appointment at any time by giving a 30 days' prior written notice to the parties hereto. The resignation shall only become effective upon the appointment of a new agent. The Majority Banks may appoint a new agent among any reputable and experienced finance institution. Upon the appointment of a new agent, such new agent shall assume all rights and obligations from such time designated by the Agent, and the Agent shall from such time be discharged from any further obligations hereunder.

17. FEES AND EXPENSES

17.01. Flat fee

The Borrower shall pay to the Agent for distributions to the Banks a flat fee as per the Fee Letter.

17.02. Arrangement fee

The Borrower shall pay to the Agent an arrangement fee as per the Fee Letter.

17.03. Underwriting fee

The Borrower shall pay to the Agent for distributions to the Underwriters an underwriting fee as per the Fee Letter.

17.04. Commitment fee

The Borrower shall pay to the Agent for distribution to the Banks a commitment fee of zeropointfifty per cent (0,50%) per annum of any undrawn and uncalled amount under the Facility (for this calculation the Facility Amount shall initially be considered to be NOK 800,000,000.-). Such commitment fee shall be calculated from 1 April 2002 and be payable quarterly in arrears, the first time the 1 July 2002.

17.05. Agency fee

The Borrower shall pay to the Agent a yearly agency fee of USD 10,000,- payable annually in advance for the relevant year or part thereof. First payment to be made for 2002 and payable on the first Drawdown Date or the 31 March 2002 whichever comes first.

17.06. Costs and expenses

The Borrower shall pay to the Agent on behalf of the Banks on demand (whether or not the Loan is ever advanced hereunder) all costs, expenses and disbursements (including, but not limited to legal fees and printing, publication and travelling expenses) reasonable incurred by the Agent and/or the Underwriters in the negotiation, preparation and completion of this Agreement and the Security Documents and the maintenance, protection and enforcement of any of their rights hereunder.

18. AMENDMENTS AND WAIVERS

18.01. Procedure

This Agreement may only be amended or changed by a document in writing signed by the Borrower and the Agent on behalf of the Banks or the Majority Banks, as the case may be, as set outin Clause 16.02 hereof.

18.02. Waivers

No delay or failure by the Agent and/or the Banks in exercising any right or remedy shall be construed or take effect as a waiver or release of that right or remedy, and the Agent and/or the Banks shall always be entitled to exercise all its rights and remedies unless it shall have expressly waived them in writing.

19. MISCELLANEOUS

19.01. Partial illegality

If at any time any provisions hereof are or become illegal, invalid or unenforceable in any respect, under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.

19.02. Security Documents

The provisions of the Security Documents are an integrated part of this Agreement.

19.03. Inconsistency

In the event of any inconsistency between the provisions of this Agreement and the provisions of the Security Documents, the provisions of this Agreement shall prevail.

20. ASSIGNMENTS

20.01. Banks' assignment

Subject to the Borrower's consent which shall not be unreasonably withheld, a Bank may assign and transfer any of its rights and obligations under this Agreement in whole or in part to (i) any subsidiary of the Banks and (ii) subject to the other Banks' approval (not be unreasonably withheld) to any other bank and/or financial institution (such subsidiary, bank or institution being the "New Bank"), and the Borrower shall execute such documents as may be reasonably required by the Banks to perfect any such assignment, provided however that the Banks may not assign and transfer any of their rights or obligations without the prior written consent of the Borrower if the Borrower would become liable to pay any extra amount, except to the extent that the same would have been payable if there had been no such assignment.

20.02. Transfer certificate

A transfer of rights and obligations will be effective only if the New Bank confirms to the Agent, the other Banks (for information purposes) and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank by executing the Transfer Certificate in the form and substance set out in Schedule 6. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its rights and/or obligations under this Agreement to the extent that they are transferred to the New Bank.

20.03. Borrower's assignment

The Borrower may not assign any of its rights or obligations under this Agreement.

21. LAW AND JURISDICTION

21.01. Law

This Agreement shall be governed by and construed in accordance with the Laws of Norway.

21.02. Jurisdiction

The Borrower, the Agent and the Banks accept Bergen City Court as non-exclusive venue, but this choice shall not prevent the Agent on behalf of the Banks to enforce any of the Security Documents against the Vessels wherever it may be found.

22. NOTICES

22.01. Notices

Any notice to be given or any document to be delivered may be sent by telex, telefax or by first class airmail to the addresses and telex Nos. listed in the introduction to this Agreement or in Schedule 4 hereto.

22.02. Notices English language

All notices, correspondence between the Agent, the Banks and the Borrower shall be in the English language.

* * *

Schedule 1

FORM OF DRAWDOWN NOTICE

To:       Den norske Bank ASA

From: Trico Shipping AS as Borrower

Date:

NOK 800,000,000.- - FACILITY AGREEMENT DATED (       ) 2002 (THE "AGREEMENT")

We refer to Clause (       ) of the Agreement. Terms used in this Drawdown Notice have the same meanings as in the Agreement.

1.     We wish to draw an Advance as follows:

a)     Drawdown Date: . . . . . . . . . . . . . . . .

b)     Amount(s) of an Advance: . . . . . . . . . . . . . . . .

c)     Interest Period: . . . . . . . . . . . . . . . .

d)     Instructions for payment of the Advance: . . . . . . . . . . . . . . . .

2.     We confirm that each condition specified in Clause (       ) is satisfied on the date of this Drawdown Notice.

By:

__________________
Authorised Signatory

Schedule 2

PART 1,

1.     General/Corporate documents

a)     a Company Certificate (firmaattest) in respect of the Borrower, and

b)     the articles of association in respect of the Borrower, and

c)     resolutions of the Borrower evidencing the approval of this Agreement and the Security Documents, and

d)     such other corporate documents the Agent on behalf of the Banks may require in respect of the Borrower.

2.     Authorisations

a)     all government, tax, monetary and other approvals referred to in Clause 3.04.

3.     Security Documents

a)     the Norwegian Fleet Mortgage duly executed by the Borrower together with evidence that the same have been registered against the Norwegian Vessels with first priority and in Clipper with second priority in the Norwegian Ordinary Ship Register, and

b)     the Factoring Agreement duly executed by the Borrower together with evidence that the same has been registered with first priority in The Register of Mortgaged Movable Property, and

c)     the UK Mortgage duly executed by the Borrower together with evidence that the same have been registered against the UK Vessel with first priority in the UK Ship Register, and

d)     the UK Deed of Covenants duly executed by the Borrower and the Agent on behalf of the Banks, and

e)     the Declaration of Pledge duly executed by the Borrower, and

f)     the Assignments of Insurances duly executed by the Borrower, and

g)     the Account Pledge duly executed by the Borrower, and

h)     the Co-ordination Agreement duly executed by the Borrower, the Banks and the Swap Counterparty

4.     The Vessels

a)     evidence that each of the Norwegian Vessels and Clipper:

(i)     is in the absolute and (save as the Fleet Mortgage and the First Clipper Mortgage in respect of Clipper) unencumbered ownership of the Borrower

(ii)     is registered in the name of the Borrower in the Norwegian Ordinary Ship Register

(iii)     is operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv)     is free of all overdue requirements and recommendations of said classification society.

(v)     is insured in accordance with the provisions of Clause 13.05 of this Agreement.

 b)     evidence that the UK Vessel:

(i)     is in the absolute and (save as the UK Mortgage) unencumbered ownership of the Borrower

(ii)     is registered in the name of the Borrower in the British Ship Register

(iii)     is operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv)     is free of all overdue requirements and recommendations of said classification society.

(v)     is insured in accordance with the provisions of Clause 13.05 of this Agreement.

c

d)     copy of the agreements entered into with the Manager.

5.     Clipper Loan

Satisfactory evidence that the outstanding under the Clipper Loan does not exceed NOK 8,000,000.-.

6.     Financial conditions

a)     satisfactory evidence that the Borrower complies with clause 14.09.

b)     satisfactory evidence that the Borrower complies with clause 14.10.

c)     satisfactory evidence that the Borrower complies with clause 14.11.

d)     satisfactory evidence that the Borrower complies with clause 14.12.

7.     Legal opinions etc.

a)     favourable legal opinion in favour of the Banks in respect of Norwegian law.

b)     favourable legal opinion in favour of the Banks in respect of UK law.

c)     the Fee Letter duly accepted by the Agent on behalf of the Banks.

d)     such other documents and evidence that the Agent on behalf of the Banks may require.

PART 2 – NEWBUILDING I

1.     Documents

a)     All documents and evidence specified in part 1.

2.     Security Documents

a)     the Newbuilding I Mortgage duly executed by the Borrower together with evidence that the same have been registered against the Newbuilding I with first priority in a ship register acceptable to the Banks, and

b)     the Newbuilding I Declaration of Pledge duly executed by the Borrower, and

c)     the Newbuilding I Assignments of Insurances duly executed by the Borrower.

3.     The Newbuilding I

a)     evidence that the Newbuilding I:

(i)     is in the absolute and (save as the Newbuilding I Mortgage) unencumbered ownership of the Borrower

(ii)     is registered in the name of the Borrower in a ship register acceptable to the Banks

(iii)     is operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv)     is free of all overdue requirements and recommendations of said classification society.

(v)     is insured in accordance with the provisions of Clause 13.05 of this Agreement.

b)     copy of the agreements entered into with the Manager.

4.     Legal opinions etc.

a)     favourable legal opinion in favour of the Banks in respect of Norwegian law.

b)     such other documents and evidence that the Agent on behalf of the Banks may require.

PART 3 – NEWBUILDING II

1.     Documents

a)     All documents and evidence specified in part 1 and part 2.

2.     Security Documents

a)     the Newbuilding II Mortgage duly executed by the Borrower together with evidence that the same have been registered against the Newbuilding II with first priority in a ship register acceptable to the Banks, and

b)     the Newbuilding II Declaration of Pledge duly executed by the Borrower, and

c)     the Newbuilding II Assignments of Insurances duly executed by the Borrower.

3.     The Newbuilding II

a)     evidence that the Newbuilding II:

(i)     is in the absolute and (save as the Newbuilding II Mortgage) unencumbered ownership of the Borrower

(ii)     is registered in the name of the Borrower in a ship register acceptable to the Banks

(iii)     is operationally seaworthy and in every way fit for service and classed with the highest class of Det Norske Veritas or equivalent classification society acceptable to the Banks.

(iv)     is free of all overdue requirements and recommendations of said classification society.

(v)     is insured in accordance with the provisions of Clause 13.05 of this Agreement.

b)     copy of the agreements entered into with the Manager.

4.     Legal opinions etc.

a)     favourable legal opinion in favour of the Banks in respect of Norwegian law.

b)     such other documents and evidence that the Agent on behalf of the Banks may require.

Schedule 3

LIST OF VESSELS

PART 1

Owner: Trico Shipping AS

NORWEGIAN VESSELS:

NORTHERN CHALLENGER
Built:          1993
Class:         +1A1 Supply Vessel
                   Tug SF EO OILREC.
Callsignal: LDYA
Dwt:           2751

NORTHERN COMMANDER
Built:          1986
Class:         +1A1 Tug & Supply Vessel, SF, FI-FI I+II,
                   Dyn Pos EO Oil Rec.
Callsignal: LWZH
Dwt:           2690

NORTHERN CORONA
Built:          1992
Class:         +1A1 Supply Vessel SF
                   Tug DE ICE/C EO OILREC.
Callsignal: LDXT
Dwt:           2845

NORTHERN CRUSADER
Built:          1992
Class:         +1A1 Supply Vessel Tug
                   SF EO OILREC.
Callsignal: LDYP
Dwt:           2783

NORTHERN COMRADE
Built:          1985
Class:         +1A1 Tug and Supply
                   Vessel SF EO
Callsignal: LAIM
Dwt:           1840

NORTHERN GAMBLER
Built:          1996
Class:         +1A1, SF, LFL*, EO, WI-OC
Callsignal: LICE
Dwt:           4500

NORTHERN GENESIS
Built:          1983
Class:         +1A1 Supply Vessel SF
Callsignal: LLQD
Dwt:           3060

NORTHERN PRINCESS
Built:           1983
Class:         +1A1, Supply Vessel, EO, ICE-C
Callsignal: LHXF
Dwt:           1700

PART 2

UK VESSEL:

NORTHERN SUPPORTER    )
Built:           1996                       )
Class:         +1A1 SF EO           )
Callsignal:  LIPE                       )
Dwt:           3111                        )

PART 3

NEWBUILDING I

To be owned by:       Trico Shipping AS

Scheduled delivery: 31 May 2002

To be classed:          DNV + 1A1, SF, E0, DK1, HL(2.8), T-MON, Dyn-Pos AUTR (DP2),
                                  LFL*, OIL REC, Clean, COMF-V(3) C(3)

Dwt:                          Approx. 4000 t

Builder:                     Havyard Leirvik AS, 6953 Leirvik I Sogn, Norway

Hullno:                      078

PART 4

NEWBUILDING II

To be owned by:       Trico Shipping AS

Scheduled delivery: 30 September 2002

To be classed:          DNV + 1A1, SF, E0, DK1, HL(2.8), T-MON, Dyn-Pos AUTR (DP2),
                                  LFL*, OIL REC, Clean, COMF-V(3) C(3)

Dwt:                          Approx. 4000 t

Builder:                     Havyard Leirvik AS, 6953 Leirvik i Sogn, Norway

Hullno:                      079

Schedule 4

LIST OF BANKS AND COMMITMENTS

Name and address	Amount in NOK	Percentage
DEN NORSKE BANK ASA
5020 Bergen Norway Telephone No +47 55 21 10 00 Telefax No +47 55 21 19 24
NOK 200,000,000.- prior to Newbuilding I Securities NOK 260,000,000.-prior to Newbuilding II Securities and thereafter NOK 320,000,000.-
40%

NEDSHIP BANK N.V. acting through its Norwegian branch Nedship Bank (Nordic) strandgaten 18 5013 Bergen Norway Telephone No +47 55 30 94 00 Telefax No +47 55 30 94 50
NOK 150,000,000.- prior to Newbuilding I Securities NOK 195,000,000.-prior to Newbuilding II Securities and thereafter NOK 240,000,000.-
30%

NORDEA BANK NORGE ASA Middelthusgt. 17 P.O.Box 1166 Sentrum 0107 Oslo Norway Telephone No +47 22 48 50 00 Telefax No For credit matters +47 22 48 66 68 For loan adm. matters +47 22 48 42 78
NOK 150,000,000.- prior to Newbuilding I Securities NOK 195,000,000.-prior to Newbuilding II Securities and thereafter NOK 240,000,000.-
30%

Schedule 5

The undersigned being an authorised officer of Trico Shipping AS hereby confirms that the information given in this certificate are true and correct. It is further confirmed that no event or circumstance has occurred which will constitute an Event of Default.

FORM OF COMPLIANCE CERTIFICATE

MINIMUM VALUE

A = Sum first priority loan	NOK

B = Charter free value of mortgaged vessels	NOK

Requirement : B / A > 135%	==>	Compliance: Yes / No
status

VALUE ADJUSTED EQUITY Trico Shipping AS (consolidated)

A = Book value of vessels	NOK

B = Charter free market value of vessels	NOK

C = Book equity	NOK

D = Book total liabilities	NOK

E = Value adjusted equity: C + (B - A)	NOK

F = Value adjusted equity ratio: E / (D + E )%

Requirement: F > 25%	==>	Compliance: Yes / No
status

FREE LIQUIDITY Trico Shipping AS (consolidated)

A = Cash and bank deposits	NOK
B= Undrawn portion of the Facility	NOK
Requirement: A + B > NOK 80.000.000	==>	Compliance: Yes / No
status

WORKING CAPITAL Trico Shipping AS (consolidated)

A = Current assets

B = Short term liabilities excluding short term portion of long term debt

Requirement: A > B	==>	Compliance: Yes / No
status

FUNDED DEBT / EBITDA RATIO Trico Shipping AS (consolidated)

A = Funded debt	NOK
B = EBITDA	NOK

Requirement: A / B < 5	==>	Compliance: Yes / No
status

---------------           -----------------------                  -----------------------------
   Date               Trico Shipping ASA

Schedule 6

FORM OF TRANSFER CERTIFICATE

To:     The Agent
          and the other parties to the Facility Agreement (as defined below)

This transfer certificate ("Transfer Certificate") relates to a facility agreement dated [ ] April 2002 and made between (1) Den norske Bank ASA as Agent and Trico Shipping AS as Borrower, (2) certain banks and financial institutions named therein as Lenders in respect of a reducing revolving credit facility (the "Facility Agreement", which term shall include any amendments or supplements to it).

Terms defined and references construed in the Facility Agreement shall have the same meanings and construction in this Transfer Certificate.

1         *[insert full name of Existing Bank] (the "Existing Bank"):

(a)         confirms that to the extent that details appear in the schedule to this Transfer Certificate under the headings "Existing Bank's Commitment", those details accurately summarise its Commitment in the Facility all or part of which is to be transferred; and

(b)         requests *[insert full name of New Bank] (the "New Bank") to accept and procure, in accordance with clause (       ) of the Facility Agreement, the substitution of the Existing Bank by the New Bank in respect of the amount of its Commitment in the Facility to be transferred as specified in the schedule to this Transfer Certificate by signing this Transfer Certificate.

2         The New Bank requests each of the Borrower, the Banks and the Agent to accept this executed Transfer Certificate as being delivered under and for the purposes of clause (       ) of the Facility Agreement so as to take effect in accordance with the provisions of that Clause on "[insert date of transfer].

3         The New Bank:

(a)         confirms that it has received a copy of the Facility Agreement together with such other documents and information as it has requested in connection with this transaction;

(b)         confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Facility Agreement or any such other documents or information;

(c)         agrees that it has not relied and will not rely on the Agent, the Existing Bank, any other Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Facility Agreement or the Security Documents.

4         The New Bank undertakes with the Existing Bank and each of the other parties to the Facility Agreement that it will perform, in accordance with its terms, all those obligations which, by the terms of the Facility Agreement will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent.

5         On execution of this Transfer Certificate by the Agent on their behalf the Borrower and the Banks accept the New Bank as a party to the Facility Agreement in substitution for the Existing Bank with respect to all those rights and/or obligations which, by the terms of the Facility Agreement will be assumed by the New Bank after delivery of the executed copy of this Transfer Certificate to the Agent.

6         None of the Existing Bank, the other Banks and the Agent:

(a)         makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement; or

(b)         assumes any responsibility for the financial condition of the Borrower or any other party to the Facility Agreement or any other party to the Facility Agreement or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

7         The New Bank confirms that its address for notices for the purposes of the Facility Agreement are as set out in the schedule to this Transfer Certificate.

8         The Existing Bank gives notice to the New Bank (and the New Bank acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred Commitment at any time after this Transfer Certificate shall have taken effect.

9         Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the New Bank and the Existing Bank acknowledges and confirms to the other that, in relation to the transferred Commitment, variations, amendments or alterations to any of the terms of the Facility Agreement arising in connection with any renegotiation or rescheduling of the obligations under the Facility Agreement shall apply to and be binding on the New Bank alone.

*[ New Bank]

By:     ...........................................................
          (Duly authorised)

*[Existing Bank]

By:     ...........................................................
          (Duly authorised)

The Agent on behalf of itself and all other parties to the Loan Agreement.

By:     ...........................................................
          (Duly authorised)

Dated:

THE SCHEDULE
Existing Bank's Commitment	Amount of Commitment Transferred

*[insert full name of New Bank]
*	Address for notices *[address] Attention: Fax:

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered the day and the year first above written.

TRICO SHIPPING AS	p.p. DEN NORSKE BANK ASA
........................................................	........................................................

NEDSHIP BANK N.V. acting through its Norwegian branch Nedship Bank (Nordic)
.......................................................

NORDEA BANK NORGE ASA
.......................................................

p.p. DEN NORSKE BANK ASA
.......................................................
as Agent